Exhibit 8.2

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                            KRIEG DEVAULT ALEXANDER
                                 & CAPEHART LLP

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                                ATTORNEYS AT LAW

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          One Indiana Square, Suite 2800, Indianapolis, Indiana 46204

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February 10, 1999

USA Group Secondary Market Services, Inc.
30 South Meridian Street
Indianapolis, Indiana 46250-3503

Ladies and Gentlemen:

     We have acted as special Indiana tax counsel to USA Group Secondary Market Services, Inc., a Delaware corporation (the "Registrant"), in connection with the issuance and sale of its Asset Backed Notes (the "Notes") and Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities"), to be issued from time to time in one or more series. Each series of Securities will be issued by a trust to be formed with respect to such loans to students and parents of dependant students. Each Trust will be formed, and each series of Certificates will be issued, pursuant to a Trust Agreement to be entered into among the Registrant, an affiliate of the Registrant, and a trustee to be specified in the prospectus supplement for such series of Certificates. Each series of Notes will be issued pursuant to an Indenture between the Registrant and a separate trustee to be specified in the prospectus supplement for such series of Notes. We have advised the Registrant with respect to certain Indiana income tax consequences of the proposed issuance of the Securities. This advice is summarized under the headings "Summary of Terms--Tax Considerations" and "Certain State Tax Consequences" in the Prospectus relating to the Securities, and under the headings "Summary of Terms--Tax Considerations" and "Certain Federal Income Tax and State Tax Consequences" in the Prospectus Supplement, which are a part of the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for the registration of the Securities under the Act. Such description does not purport to discuss all possible Indiana income tax ramifications of the proposed issuance, but with respect to those tax consequences that are discussed, in our opinion, the description is accurate in all material respects.

February 10, 1999
USA Group Secondary Market Services, Inc.
Page 4

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to a reference to this form (as counsel to the Registrant) under the headings "Summary of Terms--Tax Considerations" and "Legal Matters" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                              Very truly yours,

                              /s/ Krieg DeVault Alexander & Capehart, LLP
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                                  KRIEG DEVAULT ALEXANDER & CAPEHART, LLP